UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2010

PULTEGROUP, INC.

(Exact name of registrant as specified in its Charter)

Michigan	1-9804	38-2766606
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Bloomfield Hills Parkway, Suite 300, Bloomfield Hills, Michigan 48304

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (248) 647-2750

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On July 27, 2010, effective July 7, 2010, Pulte Mortgage LLC (“Pulte Mortgage” or the “Seller”), a wholly-owned subsidiary of PulteGroup, Inc., extended the term of its Master Repurchase Agreement dated July 31, 2009 (the “Repurchase Agreement”) with Bank of America, N.A. (the “Buyer”) to September 30, 2010 (the “Extension”) at which time it will expire. Pulte Mortgage may terminate the agreement prior to September 30, 2010, by providing the Buyer ten (10) days prior written notice of such termination.

The Extension does not alter the rights and remedies of the Buyer under the Repurchase Agreement and all terms and conditions of the Repurchase Agreement remain intact during the additional time period covered by the Extension.

The Extension is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Extension Letter for Master Repurchase Agreement dated as of July 7, 2010 between Bank of America, N.A., as Buyer and Pulte Mortgage LLC, as Seller.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PULTEGROUP, INC.
Date: July 30, 2010
	By:	/s/ Steven M. Cook
		Name:	Steven M. Cook
		Title:	Senior Vice President,
General Counsel
and Secretary

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